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Exhibit 10.19

***Text Omitted and Filed Separately
with the Securities and Exchange Commission.
Confidential Treatment Requested
Under 17 C.F.R. Sections 200.80(b)(4)
and 230.406

COMMUNICATIONS VOICE AND DATA SERVICES PROVIDER AGREEMENT

        This Communications Voice and Data Services Provider Agreement (the "Agreement") is entered into as of May 12, 2003 (the "Effective Date"), by and between QUALCOMM Incorporated, a Delaware corporation ("QUALCOMM") with its principal place of business located at 5775 Morehouse Drive, San Diego, CA 92121-1714, and CardioNet, Inc., a California corporation ("CardioNet") with its principal place of business located at 510 Market Street, San Diego, CA 92101, with respect to the following facts:

        A.    QUALCOMM is a leading provider of wireless communications products and services whose offerings include high-value wireless solutions that bring value to its customers through several core competencies, including: (i) development of wireless communication and mobile computing systems; (ii) operation of a reliable 24/7/365 wireless data network; (iii) superior customer service and support; and (iv) integration of wireless data platforms with legacy business systems.

        B.    CardioNet has developed a monitoring product and service that provides 7/24 ECG monitoring to ambulatory patients who are in need of monitoring and diagnosis.

        C.    QUALCOMM and CardioNet previously entered into that certain Development and License Agreement between the Parties dated May 10, 2002 (the "Development Agreement") under which the Parties are collaboratively developing an enhanced version of CardioNet's monitoring product and service that includes QWBS Network operability and voice communications support.

        D.    The Parties now desire to enter into a business relationship whereby QUALCOMM will provide to CardioNet the QUALCOMM Service and Voice Service, and CardioNet will use QUALCOMM as the value added wireless service provider for the Monitor and the CardioNet Service (each as defined below). The QUALCOMM Service and Voice Service will be primarily used at CardioNet's monitoring center located in Philadelphia, Pennsylvania, and such other monitoring centers as CardioNet may utilize hereafter.

        NOW, THEREFORE, in consideration of the mutual promises set forth herein and intending to be legally bound hereby, the Parties agree as follows:

AGREEMENT

        1.    Headings and Definitions.

        All headings used in this Agreement are for convenience only and are not intended to affect the meaning or interpretation of this Agreement or any section or clause of this Agreement. Reference to "third party" or "third parties" shall not mean either Party. The definitions set forth in Exhibit A shall apply to this Agreement.

        2.    Wireless Carrier Agreement.

        The rights and obligations of the Parties set forth in this Agreement are subject to QUALCOMM actually entering into a suitable written agreement with a Wireless Carrier for provision of the QUALCOMM Service and the Voice Service to CardioNet using the CDMA-2000 1xRTT network of such Wireless Carrier. QUALCOMM shall notify CardioNet in writing upon execution of such an agreement, and either Party may terminate this Agreement upon thirty (30) days written notice to the other Party if such an agreement is not executed within one hundred eighty (180) days after the Effective Date. CardioNet's sole and exclusive remedy in the event QUALCOMM and a Wireless Carrier are unable, for any reason, to execute such an agreement shall be: (i) QUALCOMM's return to

CardioNet of the Development Fees that have actually been paid to QUALCOMM by CardioNet as set forth in the Development Agreement; and (ii) termination of this Agreement by CardioNet in accordance with this Section 2.

        3.    Purchase, Sale and Provision of QUALCOMM Service.

          3.1    Purchase and Sale.    Subject to the Monitor being Certified and the Parties completing their respective development efforts as set forth in the Development Agreement, QUALCOMM hereby agrees to sell to CardioNet, and CardioNet hereby agrees to purchase from QUALCOMM, the QUALCOMM Service pursuant to the terms and conditions of this Agreement and for use in conjunction with provision of the CardioNet Service to Monitored Persons. Nothing in this Agreement shall be deemed to limit the right of QUALCOMM to offer network services of any kind to any third parties, including the QUALCOMM Service, either by itself or through other resellers, distributors or agents.

          3.2    QUALCOMM Service.    QUALCOMM shall provide to CardioNet the QUALCOMM Service and the Voice Service in accordance with the terms and conditions of this Agreement. QUALCOMM shall provide the QUALCOMM Service directly to CardioNet through the NMF via the Wireless Carrier, and the QUALCOMM Service shall be available only for use with Monitors or other devices approved by QUALCOMM. All Monitors provisioned on the QUALCOMM Service that transmit wireless data via the CardioNet Service to the Center shall be required to transmit through the NMF. Notwithstanding the foregoing, for a period of three (3) months after Commercial Release, the wireless data transmitted via CDPD-enabled Monitors will not be required to be transmitted through the NMF. No warranty or guaranty shall apply to the QUALCOMM Service except as set forth in this Agreement, and CardioNet shall refrain from making any warranties or guarantees to Monitored Persons with regard to the QUALCOMM Service.

          3.3    Pricing.    The pricing and rates that CardioNet shall pay to QUALCOMM for the QUALCOMM Service and the Voice Service shall be as set forth in Exhibit B. Such pricing may be modified only upon mutual written agreement of the Parties. Upon completion of QUALCOMM's reaching a suitable agreement with a Wireless Carrier for provision of the QUALCOMM Service and the Voice Service to CardioNet using the CDMA 2000 1xRTT network of such Wireless Carrier, and then annually thereafter, the Parties agree to meet, review and negotiate in good faith the pricing set forth in Exhibit B, and to incorporate into this Agreement through an amendment duly executed by both Parties any pricing changes mutually agreed to between the Parties as a result of such pricing reviews. Upon expiration of the exclusivity period set forth in Section 9.4 below, in the event that QUALCOMM, in its sole discretion, provides pricing or rates to any direct competitor of CardioNet for cardiac monitoring that is more favorable than the pricing or rates that QUALCOMM is providing to CardioNet under this Agreement for the same or similar services from QUALCOMM and under the same or similar payment terms contained in this Agreement, including QUALCOMM Services volume, then QUALCOMM shall also provide to CardioNet such more favorable pricing or rates.

          3.4    Wireless Carrier.    QUALCOMM shall, in its sole discretion, select the Wireless Carrier(s) for the provision of the QUALCOMM Service and Voice Service to CardioNet. QUALCOMM shall be responsible for managing the business relationship with the Wireless Carrier, including contract discussions and negotiations for use of the Wireless Carrier network; interfacing with the Wireless Carrier regarding Wireless Carrier network performance issues, if any; interfacing with the Wireless Carrier regarding Monitor activation; and invoicing, billing and payment issues regarding Wireless Carrier services. QUALCOMM reserves the right at any time to change the Wireless Carrier, provided, however, that such change shall have no material adverse impact on

  CardioNet. CardioNet shall cooperate with QUALCOMM and the Wireless Carrier to facilitate the provision of the QUALCOMM Service to CardioNet for use in conjunction with the CardioNet Service. In the event that QUALCOMM has implemented suitable agreements with multiple Wireless Carriers, QUALCOMM will use commercially reasonable efforts to work with CardioNet, subject to the provisions of this Agreement, to determine the optimum Wireless Carrier network for the Monitors. The Parties agree that, in the event QUALCOMM offers to CardioNet the choice of multiple Wireless Carriers and CardioNet elects to use an alternate Wireless Carrier for some or all of its Monitors, then CardioNet shall be responsible for [...***...].

            3.4.1    Wireless Carrier Limitations.    CardioNet acknowledges and agrees that: (i) the QUALCOMM Service shall be available for use only with Monitors or other equipment approved by QUALCOMM and Certified and only within the operating range of the Wireless Carrier network; and (ii) the QUALCOMM Service may be temporarily refused, interrupted, curtailed or otherwise limited because of Wireless Carrier network transmission limitations caused by any factor, including atmospheric, environmental or topographical conditions, Wireless Carrier facilities limitations or constraints, or Wireless Carrier facilities changes, modifications, updates, relocations, repairs, maintenance or other similar activities necessary for the proper or improved operation of the Wireless Carrier facilities. If CardioNet or Monitored Persons create situations that cause highly concentrated usage in limited areas on the Wireless Carrier network, such Monitored Persons may encounter temporary capacity constraint-related symptoms, such as excessive call blocking or call dropping. Subject to Section 8.2 below, in no event is QUALCOMM or the Wireless Carrier liable to CardioNet or such Monitored Persons with respect to any claim or damage related to or arising out of or in connection with: (i) any such temporary capacity constraint; (ii) any coverage gap; or (iii) any temporary QUALCOMM Service refusal, interruption, curtailment or other limitation because of transmission limitations caused by any factor, including atmospheric, environmental or topographical conditions, Wireless Carrier facilities limitations or constraints, or Wireless Carrier facilities changes, modifications, updates, relocations, repairs, maintenance or other similar activities necessary for the proper or improved operation of the Wireless Carrier facilities. In the event CardioNet anticipates highly concentrated usage by Monitored Persons in a particular area on the Wireless Carrier network, CardioNet shall notify QUALCOMM of such anticipated usage and request that QUALCOMM notify the Wireless Carrier for possible implementation by the Wireless Carrier of an appropriate action to alleviate the symptoms and provide minimal disruption to affected Monitored Persons regarding such usage. The Wireless Carrier may, in its sole discretion, implement an appropriate action to minimize disruption to such Monitored Persons.

            3.4.2    Modifications to Wireless Carrier Facilities.    CardioNet acknowledges that the Wireless Carrier may, in its discretion, make modifications, updates or perform maintenance activities on its facilities or operations, equipment, software, procedures or services which could reasonably be expected to have a significant impact on the QUALCOMM Service, the NMF, the CardioNet Service or Monitored Persons. When possible, and provided that the Wireless Carrier has notified QUALCOMM of such activities, QUALCOMM shall use commercially reasonable efforts to provide CardioNet with as much advance notice as is practicable considering the specific circumstances regarding such activities. Neither QUALCOMM nor the Wireless Carrier shall be liable to CardioNet, Monitored Persons or any third parties if such changes, updates, modifications, maintenance activities or planned outages require changes, updates or modifications to Monitors or other products, accessories, systems or procedures. QUALCOMM shall use commercially reasonable efforts to work with the Wireless Carrier to attempt to schedule Wireless Carrier changes, updates or maintenance

*** Confidential Treatment Requested

  activities during time periods where the least amount of Monitored Persons will be adversely impacted.

          3.5    Customer Service and Support.    QUALCOMM shall provide to CardioNet troubleshooting, maintenance, customer care and support services on a 24/7/365 basis through CardioNet's iQConnect account or through QUALCOMM's Customer Service Center at (800)-541-7490, in accordance with Exhibit D. CardioNet shall immediately notify QUALCOMM of any interruption in the QUALCOMM Service and/or the Voice Service. The QUALCOMM Customer Service Center shall be contacted whenever there is a QUALCOMM Service interruption or failure, and iQConnect or the Customer Service Center shall be contacted when other services or information is required.

          3.6    Monitored Person Data.    CardioNet acknowledges and agrees that data generated through the use of the QUALCOMM Service in conjunction with the CardioNet Service will be retained by QUALCOMM for no more than two (2) days after receipt of such data by QUALCOMM at the NMF, after which such data will be deleted by QUALCOMM. Notwithstanding the foregoing, QUALCOMM shall have the right to retain process log files for a period of thirty (30) days after receipt of the data by QUALCOMM at the NMF, and QUALCOMM shall also have the right to retain isolated data files, in QUALCOMM's discretion and for any amount of time deemed necessary by QUALCOMM, provided that such isolated data files are used to locate, diagnose and resolve system performance issues. QUALCOMM shall use commercially reasonable efforts to maintain its systems to a high-level of security and to use industry-standard security measures to protect the security and confidentiality of CardioNet's and the Monitored Person's data and information. Notwithstanding the foregoing, except in the case of QUALCOMM's gross negligence or willful misconduct, QUALCOMM shall not be held liable for any security breach that leads to a compromise of such data, or for any impact which results from such security breach.

          3.7    Roaming.    CardioNet acknowledges and agrees that the QUALCOMM Service does not support roaming across multiple wireless carrier networks. The QUALCOMM Service is delivered for each Monitor over a single nationwide digital network operated by a single wireless carrier. CardioNet shall include in each End User Contract and ensure that Monitored Persons and Prescribing Entities are aware of the limitations in area coverage resulting from all voice and data transactions being handled by a single integrated digital wireless network operated by a single wireless carrier, and QUALCOMM reserves the right, upon QUALCOMM's request, to review the End User Contract for the inclusion of such limitations.

          3.8    Communications Links.    CardioNet is solely responsible for maintaining and operating the Center. QUALCOMM is solely responsible for maintaining and operating the NMF and for obtaining and maintaining the necessary wireline telecommunications services for connectivity between: (i) the Center and the NMF; and (ii) the PSTN and the NMF, when the Monitor is transmitting data to the NMF via the Monitor cradle. CardioNet shall be responsible for all charges, non-recurring and recurring, associated with the wireline telecommunications link between: (i) the Center and the NMF; and (ii) the Monitor and the NMF. CardioNet acknowledges and agrees that QUALCOMM shall have no warranty obligations in connection with any wireline telecommunications link, and that any interruption or break in any wireline telecommunications link shall be considered a force majeure event pursuant to Section 4.1 and shall be excluded from the calculation of Services Availability. The applicable wireline telecommunications links are more fully set forth in Section's 3.8.1 and 3.8.2 below.

            3.8.1    Wireline Monitor Connectivity.    QUALCOMM will host a toll-free dial-up service for the wired portion of the connectivity for data traffic between the Monitor and the NMF.

    Such toll-free dial-up service will provide the necessary connectivity between the Monitor and the NMF when the Monitor is transmitting data to the NMF via the Monitor cradle. QUALCOMM will provide to CardioNet a single toll-free number for all Monitor data usage. QUALCOMM will manage and monitor the dial-in resources for proper operation and capacity. QUALCOMM will pass through to CardioNet the prices charged to QUALCOMM by the toll-free dial-up service provider for such toll-free dial-up service, as further set forth in Exhibit B.

            3.8.2    Center-to-NMF Connectivity.    QUALCOMM will provide wireline connectivity for the transfer of data between the NMF and the Center using redundant and diverse frame relay connectivity. QUALCOMM will manage the routers on CardioNet's side of the frame relay circuitry, will monitor the connections for proper operation and capacity, and will provide trouble notification and escalation to the frame relay service provider and to CardioNet if a problem occurs. QUALCOMM will pass through to CardioNet the prices charged to QUALCOMM by the frame relay service provider for each of the two (2) frame relay connections, as further set forth in Exhibit B. Frame relay circuits are specified as dual PVC (Las Vegas and San Diego) 128k Fractional T-l, with 64kbps CIR.

            3.8.3    Internet Connectivity.    If CardioNet elects to use an Internet connection for any connectivity, including as part of its communications link to the NMF, CardioNet shall be solely responsible for CardioNet's retention of an Internet service provider or other access to the Internet. CardioNet acknowledges and agrees that QUALCOMM shall have no responsibility for CardioNet's Internet communications link. CardioNet shall be solely responsible for any and all Internet communications link initiation, service provider fees, maintenance support, and all additional expenses incurred by CardioNet relating to the Internet communications link. CardioNet further acknowledges and agrees that any interruption or break in the Internet communications link from CardioNet's facilities or the Center to the NMF, including but not limited to reasons attributable to routers and CSU/DSUs, shall be considered a force majeure event pursuant to Section 4.1 and shall be excluded from the calculation of Services Availability.

          3.9    Training.    QUALCOMM shall provide initial training on a one-time basis only to the appropriate personnel of CardioNet, if necessary, in the use of the QUALCOMM Service. Such training shall be conducted at CardioNet's facilities in San Diego, California. QUALCOMM and CardioNet may mutually agree to additional training sessions, if necessary, at CardioNet's expense. CardioNet shall have sole responsibility for providing training to Prescribing Entities and Monitored Persons regarding the use of Monitors and the CardioNet Service.

          3.10    HIPAA Compliance.    CardioNet acknowledges and agrees that CardioNet has not required that QUALCOMM implement any measures to comply with the Health Insurance Portability and Accountability Act ("HIPAA"), that QUALCOMM has not implemented any such requirements, and that the pricing and provision of the QUALCOMM Service to CardioNet does not include any amounts related to implementation by QUALCOMM of any HIPAA requirements. In the event that CardioNet requests that QUALCOMM implement any HIPAA requirements, the Parties shall discuss in good faith such requirements and CardioNet shall reimburse QUALCOMM for any significant costs and/or expenses incurred by QUALCOMM in implementing any HIPAA requirements.

        4.    QUALCOMM Service Availability.

          4.1    Availability Warranty.    QUALCOMM warrants that it shall maintain those elements of the QUALCOMM Service that are under the control of QUALCOMM (and specifically excluding the force majeure events set forth in this Section 4.1 below, which force majeure events include but are not limited to the Wireless Carrier and its network) so as to provide Services Availability (except from 10 p.m. to 12 a.m. Pacific Time, when QUALCOMM generally performs maintenance actions) at least: (i) ninety nine percent (99%) per month averaged over twelve (12) months, during the first year of the Term; and (ii) ninety nine point nine percent (99.9%) per month averaged over twelve (12) months, during the second year of the Term and thereafter. As used herein, "Services Availability" shall mean: (i) provision of the QUALCOMM Service in Covered Areas free from interruption or break and shall include, in addition to the ability of the NMF to receive Monitor-originated data, the ability to send Monitor-destined data from the NMF to the Wireless Carrier network. Services Availability does not include interruption of the QUALCOMM Service as a result of force majeure events, and Services Availability for the QUALCOMM Service is predicated upon normal usage for Monitors in service in the Territory. For purposes of this paragraph, "force majeure events" shall include, without limitation, elements of the QUALCOMM Service that are not under the control of QUALCOMM, including but not limited to wireline telecommunications failure, lack of availability of the QUALCOMM Service due to coverage limitations and outages and coverage gaps or other service interruptions attributable to the Wireless Carrier or its network, the interruption or failure of telecommunication or digital transmission links, including the Internet and Internet Service Provider ("ISP") link failure, hostile network attacks, acts of God, acts of terrorism, natural disasters, strikes, compliance with governmental laws or other similar causes, and any other events which are beyond the control of QUALCOMM. Services Availability is reported quarterly as a year-to-date cumulative percentage according to the formula (1 - cumulative downtime minutes divided by cumulative minutes in the year to date) × 100.

          4.2    Remedy for Unavailability of the QUALCOMM Service.    In any month in which QUALCOMM does not provide at least ninety nine percent (99%) Services Availability for the QUALCOMM Service during the first year of the Term, or ninety nine point nine percent (99.9%) Services Availability for the QUALCOMM Service during the second year of the Term and thereafter, then QUALCOMM shall accrue to CardioNet, upon the written request of CardioNet, a credit against CardioNet's account in an amount per affected Monitor equal to: (a) [...***...] of the monthly Base Data Service Plan Fees, if Services Availability is less than ninety nine percent (99%) or ninety nine point nine percent (99.9%), as the case may be, but more than ninety five percent (95%); (b) [...***...] of the monthly Base Data Service Plan Fees, if Services Availability is ninety five percent (95%) or less; or (c) in the event Services Availability is less than eighty five percent (85%) in any month [...***...]. In addition to the foregoing remedies, in the event Services Availability is less than eighty five percent (85%) in any month, then CardioNet shall have the right to terminate this Agreement for an Event of Default as set forth in Section 11.3. The twelve (12) month average Services Availability shall be computed annually on each anniversary of the Effective Date. In the event any such annual twelve (12) month average Services Availability computation does not meet the Services Availability warranty set forth in Section 4.1 above, then QUALCOMM shall issue to CardioNet an amount equal to CardioNet's actual credit accruals for such preceding twelve (12) month period. The foregoing shall be the sole and exclusive remedy for CardioNet for any breach of warranty by QUALCOMM in connection with the QUALCOMM Service.

        5.    Invoicing and Payment.

          5.1    Invoicing.    QUALCOMM will invoice CardioNet for Base Data Service Plan Fees for the QUALCOMM Service in arrears, on a monthly cycle, for each Monitor. QUALCOMM will invoice CardioNet for Incremental Data Service Plan Fees, Voice Service Fees, and any other charges in arrears, as of the end of the monthly cycle in which such fees are incurred.

*** Confidential Treatment Requested

          5.2    Invoice Information.    Invoices to CardioNet for the QUALCOMM Service shall identify the Monitors for which the QUALCOMM Service is being invoiced by the mobile directory number (MDN); the electronic serial number of the radio module installed in the Monitor (ESN) and/or other Monitor identification information that QUALCOMM may use to identify individual Monitors; the amount of airtime or number of bytes used during the billing cycle, as applicable; the quantity and dollar value of Base Data Service Plan and Incremental Data Service Plan usage; and the total dollar amount of the invoice. Invoices for Voice Service shall include the sum total of all Voice Service minutes used by each Monitor to the extent such information is provided to QUALCOMM by the Wireless Carrier. The Parties agree that QUALCOMM shall only be obligated to provide to CardioNet information to the level of detail provided to QUALCOMM by the Wireless Carrier through the ordinary course of invoicing QUALCOMM for the usage of Voice Service by the Monitors, including providing to CardioNet the call data records relating to Voice Service ("CDRs") provided to QUALCOMM by the Wireless Carrier. CardioNet shall be responsible for any desired processing of the CDRs for the purpose of extracting information from such CDRs.

          5.3    Payment of Invoices.    CardioNet shall pay all invoices issued by QUALCOMM within thirty (30) days from the date of such invoice. QUALCOMM reserves the right to change the credit terms at any time, when, in QUALCOMM's opinion, CardioNet's financial condition or previous payment record so warrants. Should CardioNet become delinquent in the payment of any sum due, QUALCOMM, after ten (10) days from the date of written notice to CardioNet, shall not be obligated to continue performance under this Agreement or any other agreement between QUALCOMM and CardioNet. A late charge of the lesser of [...***...] per month or the maximum amount permitted by law, will be added to past due accounts. All reasonable costs and expenses, including but not limited to attorneys' fees, court costs and service charges incurred by QUALCOMM in collecting payment will be an expense of and charge to CardioNet.

          5.4    Taxes.    All prices and rates for the QUALCOMM Service, Voice Service and for any other services provided to CardioNet under this Agreement do not include sales, use, excise or similar taxes or related charges assessed at any time to be invoiced by QUALCOMM to CardioNet as described in Section 5.1 (i.e., on a monthly basis). Except for those taxes imposed upon QUALCOMM's income by the United States government and its subdivisions, and FCC license fees, all applicable taxes and/or assessments (including but not limited to assessments imposed by the FCC) shall be paid by CardioNet on a monthly basis as described in Section 5.1. CardioNet is responsible for the payment of sales, use, excise or similar taxes or related charges, whether concurrently invoiced to CardioNet with the original invoiced amount or subsequently invoiced based on a later review of CardioNet's tax status or obligations. In the event that QUALCOMM fails to timely invoice CardioNet for such taxes or related charges due to the fault of QUALCOMM, CardioNet's sole liability therefore shall be limited to the actual taxes due (exclusive of any interest, penalties or similar charges, which shall be QUALCOMM's sole responsibility). It is CardioNet's responsibility to: (i) establish the criteria to be used to determine the "place of primary use" and thus the applicable taxing authority; (ii) notify QUALCOMM of the place of primary use of the QUALCOMM service and Voice Service attributable to each Monitor (and notify QUALCOMM of any changes thereto); and (iii) at QUALCOMM's request, provide any other information that is reasonably necessary to determine the applicability and amounts of any taxes. It is QUALCOMM's responsibility to: (i) determine the correct amount and the correct application of all applicable taxes, fees, and surcharges imposed on the basis of Section 5.4 (i) above; (ii) invoice CardioNet for such correct amounts; and (iii) report and remit such amounts to the applicable authorities. CardioNet shall not be responsible for, and QUALCOMM shall indemnify and hold harmless CardioNet from, any amounts paid by CardioNet to QUALCOMM as required herein that QUALCOMM does not properly or timely remit to the applicable authority, and any and all other costs, expenses, liabilities, or obligations associated with or resulting from the foregoing described matters. In the event that QUALCOMM, at its sole discretion, pays any taxes on behalf of CardioNet that were invoiced by QUALCOMM to CardioNet as provided in Section 5.1, CardioNet shall reimburse QUALCOMM in accordance with Section 5.3. CardioNet shall indemnify and hold harmless QUALCOMM for any failure to remit taxes and other levies required to be paid by CardioNet as specified hereinabove.

*** Confidential Treatment Requested

        6.    Monitor Development, Certification, Provisioning and Activation.

          6.1    Monitor Development and Maintenance.    CardioNet shall be solely responsible for developing the Monitors and for ensuring that the Monitors operate properly for use with the QUALCOMM Service and the CardioNet Service. Except as set forth in the Development Agreement, QUALCOMM shall have no responsibility regarding the development, troubleshooting, maintenance, repairs, performance or other responsibilities related to the Monitors or the CardioNet Service, or regarding registering with the Wireless Carrier the radio modules that will be included in each Monitor. Except for the development efforts undertaken by QUALCOMM in accordance with the terms of the Development Agreement, neither QUALCOMM nor the Wireless Carrier will be required to make any changes, modifications or additions to its equipment, operations or facilities in order to accommodate the CardioNet Service or Monitors. All warranty, maintenance and repairs regarding Monitors shall be the sole responsibility of CardioNet.

          6.2    Certification of Monitors.    CardioNet shall be solely responsible for ensuring that it sells and distributes only Certified Monitors and that all Monitors used by Monitored Persons in connection with the QUALCOMM Service, and each Monitored Person's use thereof, at all times meets the regulatory requirements of the FCC and any other applicable governmental authorities. CardioNet shall be responsible for obtaining Certification of the Monitors from the Wireless Carrier(s). QUALCOMM shall provide reasonable assistance to CardioNet in working with the Wireless Carrier(s) until such time as the Wireless Carrier(s) have Certified the Monitors, provided, however, that CardioNet shall reimburse QUALCOMM for any reasonable out-of-pocket costs incurred by QUALCOMM, and approved by CardioNet, in assisting CardioNet to obtain Certification of the Monitors. QUALCOMM shall have no obligation to provide to CardioNet the QUALCOMM Service (and CardioNet shall not be entitled to order from QUALCOMM the QUALCOMM Service) prior to such time as the Monitors have been Certified or QUALCOMM deems such Certification unnecessary due to evolving Wireless Carrier requirements. Notwithstanding the foregoing, QUALCOMM shall use commercially reasonable efforts to obtain from the Wireless Carrier(s) the right to use on the network of such Wireless Carrier(s) Monitors for engineering-level and testing use.

          6.3    Provisioning, Activation and De-activation of Monitors.    The procedures for provisioning, activating and de-activating Monitors are set forth in Exhibit C. Activation and de-activation charges for Monitors are set forth in Exhibit B. CardioNet shall confirm, prior to providing a Monitor to a Monitored Person for use in conjunction with the CardioNet Service, that such Monitor has been activated. CardioNet shall not use an ESN associated with a Monitor on any other type of equipment used on the Wireless Carrier network, and each ESN shall be used only on the Wireless Carrier network on which it was originally provisioned.

        7.    CardioNet Service.

        In addition to its other responsibilities and obligations set forth elsewhere in this Agreement, CardioNet shall also have the following responsibilities and obligations regarding the provision of the CardioNet Service:

          7.1    CardioNet Service; Monitoring Contracts.    CardioNet shall be solely responsible for the provision of the CardioNet Service to Monitored Persons. CardioNet shall be solely responsible for entering into Monitoring Contracts for the CardioNet Service directly with each Monitored Person. In addition to including in each Monitoring Contract any flow-down requirements that may be required from time to time by the Wireless Carrier or QUALCOMM, CardioNet shall ensure that each Prescribing Entity is sufficiently informed regarding all necessary instructions and product warnings regarding Monitors, the QUALCOMM Service and the CardioNet Service, including those set forth herein below, and that each Monitoring Contract expressly sets forth (and is initialed by the Monitored Person): (i) any applicable Wireless Carrier network coverage limitations, including but not limited to the limitations and constraints set forth in Sections 3.4.1 and 7.3 of this Agreement; (ii) that the CardioNet Service is provided solely and exclusively by CardioNet, and that neither QUALCOMM or the Wireless Carrier has any liability therefore; and (iii) that the CardioNet Service is a personal monitoring and data delivery service and device that will be prescribed by a physician and used for the approved indications for use under the supervision of medical professionals or a physician, and is not intended for use: (a) for detection or notification of life threatening events; or (b) to trigger any immediate reaction to protect the health and safety of the Monitored Person. CardioNet shall also ensure that, with respect to Monitors and the CardioNet Service, it complies at all times with all FDA and state government laws and regulations regarding product warnings, and that any advertising to potential Monitored Persons regarding Monitors or the CardioNet Service directs potential Monitored Persons to seek additional information from a Prescribing Entity. In addition, the form of Monitoring Contract shall contain substantially the following language:

            "Monitored Person acknowledges that the CardioNet Service provided by CardioNet hereunder uses a digital telephone service that is furnished to CardioNet via QUALCOMM by a wireless carrier ("Wireless Carrier") pursuant to an agreement between QUALCOMM and such Wireless Carrier and is subject to the terms, conditions and limitations therein set forth. MONITORED PERSON FURTHER ACKNOWLEDGES THAT QUALCOMM AND THE WIRELESS CARRIER DISCLAIM ALL LIABILITY OF ANY NATURE TO MONITORED PERSON, WHETHER DIRECT, INDIRECT, INCIDENTAL OR CONSEQUENTIAL, ARISING OUT OF MONITORED PERSON'S USE OF THE CARDIONET SERVICE, AND MONITORED PERSON AGREES THAT MONITORED PERSON SHALL HAVE NO CLAIMS AGAINST QUALCOMM OR THE WIRELESS CARRIER OF ANY KIND WITH RESPECT THERETO."

          By activating and deploying Monitors, CardioNet represents and warrants to QUALCOMM that a written Monitoring Contract complying with the terms and conditions of this Agreement is in place with each Monitored Person. CardioNet agrees to furnish to QUALCOMM a copy of the form of the Monitoring Contract upon QUALCOMM's request.

          7.2    CardioNet Service Pricing.    CardioNet shall unilaterally establish its own pricing and terms for the sale of the CardioNet Service to Monitored Persons. QUALCOMM and its employees shall neither have authority to instruct CardioNet as to the pricing amounts for the CardioNet Service nor to interfere with CardioNet's independent establishment of such pricing amounts.

          7.3    Coverage Maps.    QUALCOMM shall provide to CardioNet coverage maps, for the purpose of assisting CardioNet in marketing the CardioNet Service to Monitored Persons and Prescribing Entities. CardioNet shall not in any way alter or modify such coverage maps and shall at all times comply with the requirements of QUALCOMM and the Wireless Carrier regarding use of the coverage maps, including but not limited to ensuring that such coverage maps do not contain any QUALCOMM or Wireless Carrier logo or identification information. CardioNet acknowledges and agrees that coverage map information might depict some future coverage that may or may not be identified as such, and that the QUALCOMM Service may not be available in all areas shown on the maps due to a variety of factors including Wireless Carrier facilities constraints, topographical conditions (including building configurations), and environmental conditions or capacity limitations. CardioNet acknowledges that the maps provided may not reflect temporary changes in coverage or coverage gaps that are limited in scope. CardioNet shall verify or validate the applicable coverage area for Prescribing Entities and for each Monitored Person, prior to a Monitor being provided to such Monitored Person, and such Monitored Person shall assume any coverage risks. Neither QUALCOMM nor the Wireless Carrier is liable to CardioNet,

  Monitored Persons or Prescribing Entities for any claim or damage related to or arising out of or in connection with any map information, including the accuracy thereof.

          7.4    Use of QUALCOMM Name.    Except as otherwise provided in, or required by, this Agreement, CardioNet shall not use QUALCOMM's name, logo's, trademarks, or other intellectual property in the advertising, marketing or sale of Monitor's and the CardioNet Service to Monitored Person's and Prescribing Entities without the prior written consent of QUALCOMM.

          7.5    Interference and Network Security.    Monitors, the QUALCOMM Service, and the Wireless Carrier network may not be used for purposes other than those contemplated in this Agreement. Upon discovery of any unauthorized usage, QUALCOMM and the Wireless Carrier shall have the right, on notice to CardioNet, to suspend or terminate the QUALCOMM Service with respect to any offending usage, or require CardioNet to take appropriate action to eliminate any unauthorized usage. CardioNet acknowledges and agrees that the QWBS Network is an online service that is designed to be accessible through internet service providers (the Internet and frame relay, ISDN, and POTS mediums), but is not designed to be a conduit to the Internet. QUALCOMM shall have the right to disconnect, without notice, unauthorized outbound Internet connections. All equipment, Monitors, Monitored Persons, other customers, networks, and their associated activities and data are subject to monitoring, interception, logging, and disclosure to QUALCOMM personnel and designated outside and/or law enforcement agencies. Any server that QUALCOMM, in its reasonable discretion, deems compromised, is subject to immediate shutdown, seizure, analysis, and data disclosure to QUALCOMM personnel and designated outside and/or law enforcement agencies. In the event of any security breaches, QUALCOMM reserves the right, in its reasonable discretion, to suspend, disable or terminate services to ensure security for the balance of QUALCOMM's customers. Any actions taken by QUALCOMM pursuant to this Section 7.5 shall be considered a force majeure event pursuant to Section 4.1 and shall be excluded from the calculation of Services Availability.

          7.6    Fraudulent Calls.    CardioNet acknowledges that the Wireless Carrier will actively monitor its network for detection of Fraudulent Calls. In the event that the Wireless Carrier detects any Fraudulent Calls made using Monitors, the Wireless Carrier will determine whether the incident is "suspected" or "definitive", will notify QUALCOMM of the incident, and QUALCOMM will then notify CardioNet, without any liability to QUALCOMM or CardioNet. Neither QUALCOMM nor the Wireless Carrier makes any guarantee that any or all Fraudulent Calls will be detected. The Wireless Carrier will track and process any credits requested by CardioNet through QUALCOMM for suspected and definitive Fraudulent Calls, only if the Fraudulent Calls exceeds a minimum threshold of [...***...] in the aggregate during any single billing cycle.

            7.6.1    Suspected Fraudulent Calls.    In case of suspected Fraudulent Calls, QUALCOMM will continue providing the data services-portion of the QUALCOMM Service to the affected MDN and Monitor, unless CardioNet directs QUALCOMM to terminate. If CardioNet directs QUALCOMM to terminate the QUALCOMM Service to the affected MDN and Monitor, QUALCOMM shall absorb the costs associated with such Fraudulent Calls for up to four (4) hours from the time the Wireless Carrier notified QUALCOMM of detection of the Fraudulent Calls, and CardioNet shall be responsible for all charges after expiration of such four (4) hour period. If CardioNet does not request termination of the QUALCOMM Service to the affected MDN and Monitor, CardioNet shall be responsible for all charges related to such Fraudulent Calls.

            7.6.2    Definitive Fraudulent Calls.    If the Wireless Carrier provides to QUALCOMM notice of definitive Fraudulent Calls, then the Wireless Carrier shall have the right to terminate network services to the affected MDN and Monitor concurrently with notice of detection to QUALCOMM (and QUALCOMM shall promptly notify CardioNet of such actions). Failure of authentication may be considered definitive Fraudulent Calls. The Wireless Carrier shall absorb the costs associated with definitive Fraudulent Calls on its network. If CardioNet re-activates the offending Monitor or overrides de-activation by the Wireless Carrier, then CardioNet is responsible for all Fraudulent Calls and any other fraud or similar activity on such Monitor(s).

***Confidential Treatment Requested

          7.7    Forecasts.    CardioNet shall provide to QUALCOMM on a quarterly basis no later than ten (10) days following the end of each calendar quarter, a non-binding, rolling twelve (12) month forecast of increases of Monitors to support QUALCOMM in its capacity and support planning efforts. In addition, CardioNet shall notify QUALCOMM of potential Monitor activations of more than one hundred (100) new Monitors in a single city, town or geographic region with as much advance notice as possible.

          7.8    Sole Compensation.    CardioNet's sole compensation under this Agreement shall be the proceeds it may receive, if any, on the sale of the CardioNet Service to Monitored Persons. CardioNet represents that QUALCOMM has not required CardioNet to pay, nor has CardioNet paid, any fee as a condition of or in connection with entering into this Agreement.

          7.9    CardioNet Servers.    The Parties will explore the possibility of QUALCOMM hosting applicable CardioNet servers, if deemed appropriate by the Parties. The terms of such hosting services, including pricing, would be mutually agreed upon between the Parties under a separate agreement, and nothing in this Agreement shall be deemed to obligate QUALCOMM to provide such hosting services to CardioNet or obligate CardioNet to offer such hosting services to QUALCOMM.

        8.    Limitations of Liability.

          8.1    Disclaimer.    EXCEPT FOR THE AVAILABILITY WARRANTY SPECIFICALLY SET FORTH IN SECTION 4.1 ABOVE, THE QUALCOMM SERVICE IS PROVIDED "AS IS" AND QUALCOMM MAKES NO OTHER WARRANTIES, EXPRESS OR IMPLIED, CONCERNING THE QUALCOMM SERVICE. QUALCOMM HEREBY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF INFRINGEMENT, MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE, SPECIFIC OR OTHERWISE, REGARDING THE QUALCOMM SERVICE. QUALCOMM MAKES NO REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, TO CARDIONET AS TO THE WIRELESS CARRIER NETWORK OR THE AMOUNT OF REVENUE THAT CARDIONET WILL GENERATE AS A RESULT OF THIS AGREEMENT.

          8.2    QUALCOMM Limitation.    Except for its indemnification obligations set forth in Section 10, QUALCOMM's entire liability and the liability of any Wireless Carrier, and CardioNet's exclusive remedies for any damages arising out of this Agreement and for the performance of the QUALCOMM Service, regardless of the form of action, whether in contract, breach of warranty, indemnification, or tort, including negligence, strict liability, or otherwise, shall be: (i) for breach of warranty, the remedies set forth in Section 4.2 above; and (ii) for claims other than for breach of warranty, except for liability resulting from QUALCOMM's gross negligence or willfull misconduct (which shall be unlimited), QUALCOMM's liability shall be limited to direct damages proven in an amount not to exceed [...***...].

          8.3    CardioNet Limitation.    Except for its indemnification obligations set forth in Section 10 and its payment obligations set forth in Section 5, and except for liability resulting from CardioNet's gross negligence or willfull misconduct (which shall be unlimited), CardioNet's entire liability and QUALCOMM's exclusive remedies for any damages arising out of this Agreement and for the performance of the Monitor's and the CardioNet Service, regardless of the form of action, whether in contract, breach of warranty, indemnification, or tort, including negligence, strict liability, or otherwise, shall be limited to direct damages proven in an amount not to exceed [...***...].

***Confidential Treatment Requested

          IN NO EVENT SHALL EITHER PARTY OR THE WIRELESS CARRIER BE LIABLE, WHETHER IN CONTRACT, WARRANTY, TORT OR OTHERWISE, TO ANY OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL OR SPECIAL DAMAGES, INCLUDING BUT NOT LIMITED TO ANY LOST PROFITS, LOST SAVINGS OR OTHER INCIDENTAL DAMAGES ARISING OUT OF THIS AGREEMENT, THE QUALCOMM SERVICE, THE CARDIONET SERVICE, MONITORS, OR THE WIRELESS CARRIER NETWORK, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

        9.    Intellectual Property Rights and Confidentiality.

          9.1    Intellectual Property Rights.    Each Party agrees that, on a worldwide basis, any patents, trademarks, copyrights, trade secrets, ideas, concepts, and/or inventions (whether patentable or not) ("Intellectual Property"), of either Party relating to or embodied in any information, input, or comments submitted to the other Party, shall remain the property of the submitting Party.

          9.2    No Transfer of Rights.    Nothing in this Agreement shall be deemed to convey to either Party or to any third party any Intellectual Property rights. No provision of this Agreement shall be construed to grant to either Party or to any third party, either expressly, by implication or by way of estoppel, any license under any patents or other intellectual property rights covering or relating to any product, invention or trade secret of either Party.

          9.3    Confidentiality.    The Parties acknowledge the existence of, and agree to abide by the terms of, the mutual non-disclosure agreement between the Parties dated September 22, 1999 (the "NDA").

          9.4    Exclusivity.    The Parties agree that QUALCOMM shall not provide the QUALCOMM Service to any direct competitor of CardioNet that is providing a cardiac monitoring service for a period of three (3) years from the Effective Date (the "Exclusivity Period"), as long as CardioNet meets the following minimum number of active Monitors on the QUALCOMM Service as of the end of each calendar year identified below:

2003:	[...***...] active Monitors
2004:	[...***...] active Monitors
2005:	[...***...] active Monitors

        During the Exclusivity Period, QUALCOMM shall not provide to any direct competitor of CardioNet the Specifications (as defined in the Development Agreement) for the purpose of such competitor developing a cardiac monitoring solution competitive to CardioNet's Monitor and services.

        In the event that CardioNet does not meet the above minimum number of active Monitors by December 31st of the stated year, the exclusivity granted to CardioNet as set forth above during the Exclusivity Period shall automatically terminate and QUALCOMM shall have the right to offer the QUALCOMM Service at its sole discretion, including to any organizations or entities offering cardiac monitoring services.

        10.    Indemnification; Insurance; Representations and Warranties.

          10.1    General Cross-Indemnification for Third Party Claims.    A Party (the "Indemnitor") agrees to indemnify and defend the other Party and its directors, officers, employees, agents, successors and assigns (separately and collectively, the "Indemnitee") from and against any Losses for property damage or personal injury which may be assessed against or incurred by the Indemnitee resulting from third party claims relating to or arising out of any negligent, grossly negligent or intentional misconduct or omission of the Indemnitor or its directors, officers, employees, agents, successors and assigns in connection with this Agreement, except to the extent caused by the acts or misconduct or omissions of the Indemnitee.

***Confidential Treatment Requested

          10.2    Indemnification by QUALCOMM.    QUALCOMM shall indemnify, defend and hold CardioNet, its officers, directors, employees, agents, successors and assigns harmless from any and all Losses caused by the actions or inactions of QUALCOMM and its employees and/or agents (and not caused by the negligent actions or inactions of CardioNet or its employees and/or its agents) and arising out of, relating to or incurred in connection with: (i) any misrepresentations made by QUALCOMM or its employees, representatives or agents with respect to Monitors, CardioNet, the CardioNet Service, the Voice Service and the QUALCOMM Service; (ii) any gross negligence, willful misconduct, or unlawful acts or omissions by QUALCOMM; (iii) any material breach of this Agreement by QUALCOMM; (iv) any third party infringement claims regarding QUALCOMM's intellectual property.

          10.3    Indemnification by CardioNet.    CardioNet shall indemnify, defend and hold QUALCOMM, its officers, directors, employees, agents, successors and assigns harmless from any and all Losses caused by the actions or inactions of CardioNet and its employees and/or agents (and not caused by the negligent actions or inactions of QUALCOMM or its employees and/or its agents) and arising out of, relating to or incurred in connection with: (i) any misrepresentations made by CardioNet or its employees, representatives or agents with respect to Monitors, QUALCOMM, the QUALCOMM Service and the CardioNet Service; (ii) any gross negligence, willful misconduct, or unlawful acts or omissions by CardioNet; (iii) any material breach of this Agreement by CardioNet; (iv) any third party infringement claims regarding CardioNet's intellectual property; (v) any complaint regarding the performance, quality, functionality or other claim regarding the CardioNet Service and Monitors, and/or the QUALCOMM Service and Wireless Carrier network when used in conjunction with the CardioNet Service and Monitors; (vi) any unauthorized warranty, agreement or representation, express or implied, made by CardioNet or any of its employees or agents with respect to the Voice Service, the QUALCOMM Service and the Wireless Carrier network and its coverage and coverage maps; (vi) any complaint related to the Monitor's failure to properly accommodate 911 or enhanced 911 services, if applicable;.

          10.4    Insurance Requirements.    CardioNet shall maintain during the term of this Agreement the following insurance: (a) Workers' Compensation insurance as statutorily required in each applicable jurisdiction; (b) employer's liability insurance with limits of at least [...***...] for each occurrence; (c) automobile liability insurance if the use of motor vehicles is required, with limits of at least [...***...] combined single limit for bodily injury and property damage per occurrence; (d) Commercial General Liability ("CGL") insurance, including Blanket Contractual Liability, Products/Completed Operations Liability, Premises/Operations Liability, Personal/Advertising Injury Liability, and Broad Form Property Damage, with limits of at least [...***...] combined single limit for bodily injury and property damage per occurrence and in the aggregate; (e) Umbrella Liability insurance with limits of at least [...***...] per occurrence and in the aggregate. In addition, the CGL and Umbrella Liability policies shall remain in effect for at least twelve (12) months after: (i) any expiration or termination of this Agreement; or (ii) termination of the Transition Period. All CGL and automobile liability insurance shall designate QUALCOMM Incorporated and its directors, officers, agents and employees as additional insured. CardioNet shall furnish to QUALCOMM within thirty (30) days after the Effective Date certificates of insurance which evidence the minimum levels of insurance set forth above. Insurance companies providing coverage under this Agreement must be rated by A-M Best with at least an A- VII rating.

***Confidential Treatment Requested

          The Parties acknowledge and agree that the insurance afforded by such insurance policies is primary with respect to QUALCOMM and its directors, officers, agents and employees, and that any other insurance available to QUALCOMM and its directors, officers, agents and employees is excess and non-contributing. CardioNet shall notify QUALCOMM in writing at least thirty (30) days prior to cancellation of or any change in such insurance policies. CardioNet and its agents, officers, directors and employees hereby waive all rights against QUALCOMM and its directors, officers, agents and employees to the extent that they are covered under CGL and Workers Compensation insurance policies.

          10.5    General Representations and Warranties.    Each Party represents and warrants to the other Party that: (i) such Party has the legal power, right and authority and has taken all requisite corporate action necessary to enter into this Agreement and this Agreement is enforceable against such Party in accordance with its terms; (ii) this Agreement contains the entire understanding of the Parties and, except as set forth in this Agreement, neither Party has relied upon any statements or representations of the other Party or of any third party in entering into this Agreement; and (iii) execution of this Agreement by such Party and the consummation of the transactions contemplated herein, shall not conflict with or result in breach of the articles of incorporation or bylaws of such Party, or constitute a default under any mortgage, lease, contract or other instrument to which such Party is a party or by which it is bound or affected.

        11.    Term and Termination.

          11.1    Term.    Subject to QUALCOMM entering into a suitable agreement with a Wireless Carrier as set forth in Section 2, this Agreement shall commence on the Effective Date and shall continue for a period of five (5) years after Commercial Release. Thereafter, this Agreement shall be automatically renewed for successive periods of one (1) year each, unless terminated by either Party on at least ninety (90) days advance written notice to the other Party (the "Term").

          11.2    Termination for Convenience.    Subject to each Party's obligations during the Transition Period, if any, as set forth in Section 11.5 below, commencing one (1) year after Commercial Release: (i) QUALCOMM may terminate this Agreement at any time on ninety (90) days advance written notice to CardioNet if QUALCOMM determines for any reason that it is no longer in QUALCOMM's best interest to continue providing the QUALCOMM Service to CardioNet; and (ii) CardioNet may terminate this Agreement at any time on ninety (90) days advance written notice to QUALCOMM if CardioNet determines for any reason that it is no longer in CardioNet's best interest to continue receiving the QUALCOMM Service. The sole and exclusive remedy of CardioNet in the event of any such termination by QUALCOMM shall be the performance by QUALCOMM of its Transition Period obligations.

          11.3    Termination for Default.    Upon the occurrence of an event of default as set forth below (each an "Event of Default"), the Party not in default shall have the right to and may elect to: (i) declare this Agreement to be immediately terminated (subject to any applicable cure period); and/or (ii) subject to the limitations set forth in Section 8 above, pursue each and every available remedy at law and in equity. Each of the foregoing remedies shall be cumulative and not exclusive. Any of the following shall constitute an Event of Default:

            (a)   A failure to pay any undisputed amount due hereunder within ten (10) days notice by the Party to whom such payment is due;

            (b)   The failure of either Party to perform any material term, condition or covenant of this Agreement and such failure has not been corrected within thirty (30) days of the date of receipt of written notice of such non-performance from the non-defaulting Party;

            (c)   Any unauthorized use or disclosure of material confidential information in violation of Section 9.3;

            (d)   Either Party is or becomes insolvent, or a party to any bankruptcy or receivership proceeding or any similar action affecting the financial condition of the Party, or seeks to make a compromise, arrangement or assignment for the benefit of its creditors, or ceases doing business in the normal course.

            (e)   As set forth in Section 4.2 above, in the event Services Availability is less than eighty five percent (85%) in any month.

          Notwithstanding the cure period set forth above for any Event of Default, so long as the defaulting Party is diligently working in good faith to cure an Event of Default, then such Party shall have an extended cure period of thirty (30) days.

          11.4    Obligations After Termination.    Upon the expiration or termination of this Agreement and the Transition Period, if applicable: (i) all amounts owing to either Party prior to such expiration or termination shall be immediately due and payable in full to such Party; (ii) CardioNet shall desist from any conduct or representations which might lead the public to believe that CardioNet continues to be authorized to use the QUALCOMM Service in conjunction with provision of the CardioNet Service to Monitored Persons; and (iii) each Party shall return to the other or certify destroyed any confidential information of the other Party.

          11.5    Transition Period.    The Parties acknowledge and agree that upon the expiration or termination of this Agreement, CardioNet will need adequate time to phase-out or transition to an alternative service provider for the provision of service similar to that provided by the QUALCOMM Service. Accordingly, upon expiration of the term, upon early termination of this Agreement by QUALCOMM for any reason other than for an Event of Default by CardioNet, or upon early termination of this Agreement by CardioNet for convenience, QUALCOMM shall, for a period of one (1) year from the date that either Party provides written notice to the other Party of such termination, or until successful completion of any such phase-out or transition, whichever is earlier (the "Transition Period"), continue to provide to CardioNet the QUALCOMM Service and the Voice Service in accordance with the terms and conditions of this Agreement, all provisions of this Agreement, including the pricing set forth in Exhibit B, shall continue to apply, and CardioNet shall continue to pay to QUALCOMM the applicable amounts for the QUALCOMM Service and the Voice Service. In addition, during the Transition Period: (i) QUALCOMM shall work in good faith with CardioNet, at CardioNet's expense, to phase-out the QUALCOMM Service or to transition CardioNet to another service provider-entity acceptable to CardioNet; (ii) QUALCOMM shall have the right to reduce its support requirements to levels commensurate with declining Monitored Person volume and reduced new Monitored Person additions, if any; and (iii) CardioNet shall have the right to continue adding new Monitored Persons throughout the term of the Transition Period. Upon expiration or termination of the Transition Period, QUALCOMM may discontinue providing the QUALCOMM Service to CardioNet without incurring any liability.

        12.    Primary Point of Contact; Notices.

          12.1    Primary Points of Contact.    Each Party shall designate one (1) individual who shall serve as the primary point of contact with respect to all matters pertaining to this Agreement. The initial primary point of contact for QUALCOMM shall be Mr. Jeff Vosburg; the initial primary point of contact for CardioNet shall be Mr. Doug Eveland. Each Party shall be entitled to change its designated primary point of contact on written notice to the other Party.

          12.2    Notices.    All notices, requests, demands, consents, agreements and other communications required or permitted to be given under this Agreement shall be in writing and shall be mailed to the Party to whom notice is to be given, by facsimile, and confirmed by first class mail postage prepaid or delivery service, properly addressed as follows (in which case such notice shall be deemed to have been duly given on the earlier of (i) the date the notice is first received by the Party or (ii) the date of the facsimile transmission, or one (1) Business Day or five (5) Business Days after deposit with the delivery service or postal authority, respectively):

QUALCOMM Incorporated	CardioNet, Inc.
5775 Morehouse Drive	510 Market Street
San Diego, CA 92121	San Diego, CA 92101
Facsimile No.: (858) 658-1576	Facsimile No.: 619-243-7707
Attn.: President	Attn.: Mr. James M. Sweeney
with a copy to: QWBS Legal Department Facsimile No.: (858) 658-1576

        13.    General Provisions.

          13.1    Non-exclusivity.    The Parties acknowledge and agree that this Agreement is non-exclusive in nature, and that nothing contained herein shall be deemed to prevent either Party from exercising all of its rights in and with respect to its own products and/or business, including without limitation, the right to enter into similar agreements with competitors of the other Party, except as otherwise provided in Section 9.4.

          13.2    Independent Contractors.    Each Party to this Agreement is an independent contractor and nothing contained herein shall be construed to create a partnership, joint venture or agency relationship between QUALCOMM and CardioNet, nor shall either Party be authorized to bind the other in any way. Neither Party is authorized to transact business, incur obligations (express or implied), bill goods or otherwise act in any manner, to make promises, warranties, contracts, or commitments or other representations in the name of or on behalf of the other Party.

          13.3    Publicity and Press Releases.    Neither Party shall issue any publicity or press release regarding this Agreement without the other Party's consent. In the event the Parties mutually agree to issue any press releases or other publicity regarding, and during the term of, this Agreement, then the Parties shall cooperate in preparing and releasing any such mutually agreed upon press releases or other publicity.

          13.4    Survival of Obligations.    The rights and obligations of the Parties set forth in Sections 1, 5.4, 8, 9, 10 and 13 shall survive any termination, cancellation or expiration of this Agreement and the Transition Period.

          13.5    Time Limitation for Actions.    All causes of action under this Agreement must be brought within two (2) years following the date on which the event which first gave rise to the cause of action occurred or within two (2) years following expiration or termination of this Agreement, whichever is earlier.

          13.6    Severability.    If any provision in this Agreement shall be held to be invalid or unenforceable, the remaining portions shall remain in effect. In the event such invalid or unenforceable provision is considered an essential element of this Agreement, the Parties shall promptly negotiate a replacement provision.

          13.7    Non-waiver.    No waiver of the terms and conditions of this Agreement, or the failure of either Party to strictly enforce any such term or condition on one or more occasions, shall be construed as a waiver of the same or of any other term or condition of this Agreement on any other occasion.

          13.8    Applicable Law; Venue.    This Agreement shall be interpreted, construed, governed and enforced according to the laws of the State of California, without regard to its choice of law provisions. Any action to construe or enforce this Agreement shall be brought only in the courts of competent jurisdiction in San Diego County, California.

          13.9    Force Majeure.    If the performance of this Agreement (but specifically excluding from the operation of this Section 13.9 the obligation to make payments) is interfered with by reason of any circumstance beyond the reasonable control of the Party affected, including without limitation, fire, act of God or the public enemy, riots and insurrections, fire, strikes, labor unrest, embargoes, judicial action, lack of or inability to obtain export permits or approvals, necessary labor, materials, energy, components or machinery, and acts of civil or military authorities, then the Party affected shall be excused from such performance on a day-for-day basis to the extent of such interference (and the other Party shall likewise be excused from performance on a day-for-day basis to the extent such Party's obligations relate to the performance so interfered with); provided that the Party so affected shall use reasonable efforts to remove such causes of nonperformance applicable to its activities under this Agreement, including but not limited to U.S. Export Administration Regulations.

          13.10    Assignment.    Except as provided in this Section 13.10, neither Party shall assign this Agreement or any right or interest under this Agreement, nor delegate any work or obligation to be performed under this Agreement (an "assignment"), without the other Party's prior written consent, which consent shall not be unreasonably withheld. Notwithstanding the above: (i) QUALCOMM shall have the right to assign this Agreement to a majority owned affiliate or to a transferee or assignee of QUALCOMM or the Wireless Business Solutions division of QUALCOMM, or the product line in which the QUALCOMM Service is used, without the prior written consent of CardioNet; and (ii) CardioNet shall have the right to assign this Agreement to a majority owned affiliate or to a transferee or assignee of CardioNet, without the prior written consent of QUALCOMM, in connection with a merger or sale of all or substantially all of CardioNet's assets to such majority owned affiliate, transferee or assignee, provided, however, that CardioNet may not, without the prior written consent of QUALCOMM, assign this Agreement to any Competitor, whether by purchase, merger, acquisition of shares, spin-off or other means. For purposes of this Section 13.10, "Competitor" means any person, organization, or other entity that provides products and/or services to third parties in any manner that, in QUALCOMM's discretion, competes with QUALCOMM. Any attempted assignment in contravention of this Section 13.10 shall be void and ineffective.

          13.11    Entire Agreement.    This Agreement, the Development Agreement and the NDA, together with all exhibits attached hereto, which are incorporated herein by this reference, constitutes the entire agreement between the Parties and supersedes all prior oral or written negotiations and agreements between the Parties with respect to the subject matter hereof. No modification, variation or amendment of this Agreement shall be effective unless made in writing and signed by both Parties.

          13.12    Attorneys Fees.    In any action or proceeding at law or in equity to enforce or interpret the terms of this Agreement, the prevailing Party shall be entitled to recover, in addition to any judgment in its favor, reasonable attorneys' fees, court costs, and expenses incurred in connection with the action or proceeding.

        IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Agreement as of the Effective Date.

CardioNet, Inc.		QUALCOMM Incorporated
By:	/s/ James M. Sweeney	By:	/s/ Chris Wolfe
Name:	James M. Sweeney	Name:	Chris Wolfe
Title:	Chairman & CEO	Title:	President QWBS

Exhibit A

Definitions

        "Activation Date" has the meaning set forth in Exhibit C.

        "Affiliate" means an entity that controls, is controlled by or is under common control with another entity.

        "Base Data Service Plan" has the meaning set forth in Exhibit B.

        "Business Day" means any day of the year other than a Saturday, Sunday, or U.S. national public holiday.

        "CardioNet Service" means CardioNet's 7/24 ECG data monitoring service provided by CardioNet to Monitored Persons using a Monitor and the Center.

        "Center" means CardioNet's monitoring center and facilities located at CardioNet and operated by CardioNet that houses the CardioNet server(s) and that monitors Monitored Person data received from a Monitor via the CardioNet Service.

        "Certification" or "Certified" means the Monitor has completed testing on the Wireless Carrier network and has been approved by the Wireless Carrier for use and operation on the network of the Wireless Carrier selected by QUALCOMM.

        "Commercial Release" means all tests for the Monitors and the CardioNet Service have been completed, and the Monitors have been activated for commercial service and revenue generation by CardioNet in conjunction with the CardioNet Service. The Commercial Release date shall be confirmed in writing by the Parties.

        "Covered Areas" means those geographic areas in the continental United States where the single nationwide digital network of the single Wireless Carrier is providing coverage for commercial use that is data-capable (for data service) and voice-capable (for Voice Service). Covered Areas does not include roaming (i.e., geographic areas that are not a part of the single nationwide digital network coverage area of the single Wireless Carrier).

        "Development Fees" shall have the meaning set forth in the Development Agreement.

        "Event of Default" shall have the meaning set forth in Section 11.3.

        "Fraudulent Calls" means calls associated with the loading by an unrelated and independent third party of a MDN/ESN combination onto a Monitor or other wireless device to use the network of the Wireless Carrier for data service or Voice Service.

        "Incremental Data Service Plan" has the meaning set forth in Exhibit B.

        "iQConnect" or "Interactive QConnect" means QUALCOMM's interactive customer service website which allows CardioNet to check account status and submit requests to QUALCOMM.

        "Losses" means any and all damages, losses, claims, suits, obligations, liabilities, intellectual property rights violations, and costs and expenses, including reasonable attorneys' fees.

        "Monitor" means a patient-worn monitoring product and service developed and sold and/or distributed by CardioNet that provides 7/24 bio-parameter monitoring.

        "Monitored Person" means any person that has entered into a Monitoring Contract with CardioNet.

        "Monitoring Contract" means the agreement, written or otherwise, entered into between CardioNet and a Monitored Person for Monitors and the provision of the CardioNet Service to such Monitored Persons.

        "NMF" or "Network Management Facility" means the data interface and handling facilities located in San Diego, California and Las Vegas, Nevada and operated by QUALCOMM that supports receipt and delivery of data to and from the Wireless Carrier using the QUALCOMM Service.

        "NDA" has the meaning set forth in Paragraph 9.3.

        "Next Generation Services" shall have the meaning set forth in Section 3.10.

        "PSTN" means the public switched telephone network.

        "Parties" collectively means CardioNet and QUALCOMM, and "Party" individually means CardioNet or QUALCOMM.

        "Person" means any individual, partnership, limited partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental entity or other entity of whatever nature.

        "Prescribing Entity" means any duly authorized Person, including but not limited to a doctor, physician, or other member of the medical profession, that prescribes Monitors and the CardioNet Service to Monitored Persons.

        "QWBS Network" means the facilities, equipment and services of QUALCOMM's Wireless Business Solutions division, including the NMF, used for the provision of wireless services to the customers of QUALCOMM's Wireless Business Solutions division.

        "QUALCOMM Service" means the wireless data service provided by QUALCOMM to CardioNet using the NMF and a Wireless Carrier selected by QUALCOMM that enables the flow of data between the Monitor and the Center. The QUALCOMM Service does not include iQ or the Voice Service.

        "Quick Net Connect" shall have the meaning set forth in Section 3.10.

        "Term" shall have the meaning set forth in Section 11.1.

        "Territory" means the continental United States of America.

        "Transition Period" shall have the meaning set forth in Section 11.5.

        "Voice Service" means a terrestrial-based, CDMA wireless telecommunications service provided to CardioNet via a Wireless Carrier for use by Monitored Persons in conjunction with a Monitor and the CardioNet Service. QUALCOMM shall facilitate providing Voice Service to CardioNet only if QUALCOMM has elected to become an authorized Voice Service reseller of the Wireless Carrier.

        "Wireless Carrier" means a wireless network operator that operates a terrestrial, CDMA-based wireless telecommunications network for data and/or voice services.

Exhibit B

OUALCOMM Service Pricing

(a)
Base Data Service Plan Fees:

    Base Data Service Fees: [...***...] per month per Monitor (Includes unlimited use of the QUALCOMM Service for up to [...***...] megabytes per month per Monitor). For purposes of this Agreement, each megabyte includes all protocol overhead-related data bytes in addition to the actual Monitor operations-produced data. There shall be no carryover of unused megabytes or any portion thereof from month to month.

(b)
Incremental Data Service Plan Fees:

    Incremental Data Service Fees: Incremental service fees per month per Monitor over and above the Base Data Service Fees for each additional megabyte or any portion thereof used exceeding [...***...] megabytes per month per Monitor shall be as set forth below:

    Greater than [...***...] megabytes but less than or equal to [...***...] megabytes: [...***...] per megabyte; plus Greater than [...***...] megabytes but less than or equal to [...***...] megabytes: [...***...] per megabyte; plus Greater than [...***...] megabytes: [...***...] per megabyte for each megabyte over [...***...] megabytes.

        In the event that CardioNet's data usage profile for a significant number of Monitors regularly exceeds [...***...] megabytes per Monitor per month, then the Parties agree, within a reasonable time after CardioNet so requests, to meet, review, and negotiate in good faith the amounts of any appropriate changes, if any, to the above Incremental Data Service Fees.

(c)
Voice Service Fees:

    Voice Service Fees: The best rate that QUALCOMM is able to negotiate with the Wireless Carrier, plus a [...***...] per month per Monitor administration fee to cover QUALCOMM's costs associated with administering the Voice Service.

(d)
Activation, De-Activation and Other Fees:

Monitor De-activation Fee:	[...***...] per Monitor per occurrence
MDN Change Fee:	[...***...] per Monitor per occurrence
ESN Change Fee:	[...***...] per Monitor per occurrence
Data Base Query Fees:	[...***...] per Monitor per occurrence
(e)
Other Data Service Plan Fees:

    Reduced Data Service Fee:    [...***...] per month per Monitor. A Monitor is considered eligible for the Reduced Data Service Fee during any month in which such Monitor communicates four hundred (400) kilobytes or less.

        Notwithstanding the foregoing, QUALCOMM shall [...***...] CardioNet for test data sent: (i) on up to fifteen (15) Monitors used by CardioNet for engineering-level and testing within three (3) months after Commercial Release; and (ii) on up to five (5) Monitors used by CardioNet for engineering-level and testing use thereafter, so long as CardioNet does not place such Monitors in the field for use by CardioNet customers.

        The Wireless Carrier may, as part of its service, add new services and features or modify, replace or enhance any of its services or features. In such cases, the Wireless Carrier may provide QUALCOMM with notice thereof and QUALCOMM may choose to then notify CardioNet. The price for a new, modified, replaced or enhanced service or feature will be set forth in any such notice. If CardioNet chooses to purchase any new, modified, replaced or enhanced service or features after the date of such notice, this Exhibit B shall be deemed amended by such notice and CardioNet shall be obligated to pay for such service or feature as set forth in such notice, unless the Parties otherwise mutually agree in writing.

***Confidential Treatment Requested

(f)
Wireline Communication Link Fees:

• Frame Relay Service Connectivity Fee (Sprint):	[...***...] per month*
• Frame Relay Service Connectivity Fee (AT&T):	[...***...] per month*
• Toll-free Dial-Up Service Connectivity Fee:	[...***...] per minute*

*
The above rates are pass-through rates charged to QUALCOMM by the applicable service provider as of the Effective Date. Should such pass-through rates increase or decrease, then QUALCOMM shall notify CardioNet in writing of such increases or decreases, and CardioNet shall be responsible for paying to QUALCOMM such increased or decreased amounts. QUALCOMM shall monitor capacity on the frame relay circuits and shall make capacity recommendations to CardioNet based on trends and usage. In the event CardioNet, in its discretion, elects to increase frame relay circuit capacity, then CardioNet shall be responsible for paying to QUALCOMM any additional rate charges as a result of such increased frame relay circuit capacity. In the event of any revisions to the terms (including price) of frame relay or 800 dial-up connectivity services as a result of agreement renegotiation, renewal, modification or otherwise between QUALCOMM and any service providers, QUALCOMM shall notify CardioNet in writing of such revisions, and such revisions shall take effect as of the date of such written notice.

***Confidential Treatment Requested

Exhibit C

Monitor Provisioning, Activation and Operating Procedures

        Provisioning Process.    CardioNet shall ensure that the manufacturer of the modules that will be used in each Monitor sends to the Wireless Carrier an equipment data file ("EDF" or "flat file") identifying the ESN for such modules, and QUALCOMM shall have no responsibility regarding the sending of such EDF or flat file to the Wireless Carrier. CardioNet shall provide to QUALCOMM (or ensure that such module manufacturer provides to QUALCOMM) such EDF or flat file. After the Wireless Carrier has received such EDF or flat file from the module manufacturer, the provisioning process is complete. Once the Wireless Carrier has completed the provisioning process for each Monitor, CardioNet may choose to activate such Monitors by using the activation process set forth below.

        Activation Process.    CardioNet shall utilize the QUALCOMM iQConnect website to initiate, monitor and retrieve activation information. The Wireless Carrier will assign a MDN to each ESN and will notify QUALCOMM at such time as the Wireless Carrier has completed such MDN assignments. The Monitors shall be considered activated for data service and Voice Service upon receipt by CardioNet of such MDN assignment notification from QUALCOMM via the IQConnect website (the "Activation Date"). Billing to CardioNet for such activated Monitors for Voice Service and data service will commence upon the Activation Date. The applicable fees for Monitor activation are set forth in Exhibit B. QUALCOMM shall use commercially reasonable efforts to complete any activation and/or other maintenance requests submitted by CardioNet within two (2) Business Days of their submission to QUALCOMM. CardioNet shall use commercially reasonable efforts to batch Monitors for which CardioNet is requesting activation into groups of not less than ten (10) Monitors at any one time.

        Monitor De-Activation.    CardioNet may de-activate Monitors via the IQConnect website. QUALCOMM shall promptly forward such de-activation request to the Wireless Carrier, and QUALCOMM shall use commercially reasonable efforts to ensure that the Monitors for which de-activation has been requested are de-activated within thirty (30) days of CardioNet's request. CardioNet shall pay to QUALCOMM the Service Plan Fees for voice and data services for the Monitors, as set forth in Exhibit B, until such time as the Wireless Carrier has actually de-activated such Monitors. The applicable fees for Monitor de-activation are set forth in Exhibit B.

Exhibit D

Customer Service and Support Requirements

        QUALCOMM Customer Service and Support Requirements.    QUALCOMM shall provide to CardioNet 7/24/365 technical support through iQConnect and/or QUALCOMM's Customer Service Center Hotline at (800) 541-7490, or such as other number as may be designated by QUALCOMM. For calls placed to QUALCOMM's Customer Service Center Hotline, QUALCOMM shall provide an initial response to any problem or inquiry reported by CardioNet and which QUALCOMM has determined, in its reasonable discretion, is reasonably related to the QUALCOMM Service, within thirty (30) minutes of CardioNet's inquiry. Such initial response shall serve as an acknowledgment to CardioNet that QUALCOMM has received the inquiry, and shall include QUALCOMM's estimate as to when CardioNet can expect additional information or resolution of the problem. In the event the reported problem is within QUALCOMM's control, QUALCOMM shall use commercially reasonable efforts to promptly identify and resolve the problem. In the event the reported problem is identified by QUALCOMM as being related to the Wireless Carrier or its facilities or network or is otherwise out of the control of QUALCOMM, QUALCOMM shall work with the Wireless Carrier to monitor, escalate, and coordinate the resolution of the problem, and QUALCOMM shall provide periodic updates to CardioNet as to the status of the problem resolution efforts.

        Problem Escalation Process.    CardioNet shall be solely responsible for providing any customer service and support regarding the CardioNet Service directly to the Monitored Person and Prescribing Entities, and QUALCOMM shall have no obligation to any Monitored Person, Prescribing Entity or any third party for any such customer service and support. No calls shall initiate from a Monitored Person, Prescribing Entity or other third party directly to QUALCOMM, and CardioNet shall instruct all Monitored Persons and Prescribing Entities to contact CardioNet directly for all administrative and technical services. If after providing support to the best of its abilities CardioNet determines it is unable to resolve an issue related to the QUALCOMM Service, CardioNet may call QUALCOMM's Customer Service Center Hotline for assistance on supporting the QUALCOMM Service or send email to qc-support@qualcomm.com. CardioNet shall provide to QUALCOMM the following information when contacting QUALCOMM for technical support: (i) the nature of the problem; (ii) document specific symptoms of the problem; (iii) timeline of the symptoms (when did the problem occur, what is affected); (iv) if necessary and applicable, specific Monitor information, module ESN and/or MDN information.

        Notification for Scheduled Maintenance.    QUALCOMM shall provide to CardioNet a minimum of twenty four (24) hours advance notice of any scheduled downtime planned by QUALCOMM. QUALCOMM scheduled down times for the QUALCOMM Service will only occur within a specific maintenance window of 10 p.m. to 12 a.m. Pacific Time, as set forth in Section 4.1. QUALCOMM shall use commercially reasonable efforts to limit scheduled downtime to a cumulative one (1) hour per calendar week. QUALCOMM shall use commercially reasonable efforts to coordinate maintenance activities with any required CardioNet maintenance activities. QUALCOMM shall use commercially reasonable efforts to pass through to CardioNet within twenty-four (24) hours of receipt by QUALCOMM any downtime notifications that QUALCOMM receives from the Wireless Carrier.

        Notification for Unscheduled Maintenance.    CardioNet acknowledges and agrees that, from time to time, QUALCOMM may need to perform maintenance and/or other activities regarding the QUALCOMM Service and the NMF in a manner that requires unscheduled downtime. In the event of any unscheduled downtime for the QUALCOMM Service and/or the NMF, QUALCOMM shall use commercially reasonable efforts to provide to CardioNet initial notification of such unscheduled downtime to a designated CardioNet phone number and/or pager within fifteen (15) minutes of such downtime event. In the event that the CardioNet contact does not respond within fifteen (15) minutes of QUALCOMM's initial notification, QUALCOMM shall activate further escalation to a

CardioNet-supplied list of phone numbers. QUALCOMM's initial notification shall include the scope of the downtime activity and the possible impact to the CardioNet Service (to the extent they are each understood at the time), and an estimated time of resolution. In the event the downtime activity is not completed within thirty (30) minutes, QUALCOMM shall provide to CardioNet regular and periodic updates until completion of the downtime activity.

AMENDMENT NO. 1 TO COMMUNICATIONS VOICE AND DATA SERVICES PROVIDER AGREEMENT

        THIS AMENDMENT NO. 1 is made and entered into as of February 2, 2004 (the "Amendment Date") by and between CardioNet, Inc., a California corporation (CardioNet) with its principal business located at 510 Market Street, San Diego, CA 92101, and QUALCOMM Incorporated, a Delaware corporation ("QUALCOMM") with its principal business located at 5775 Morehouse Drive, San Diego, California 92121, with respect to the following facts:

RECITALS

A.    QUALCOMM and CardioNet entered into that certain Communications Voice and Data Services Provider Agreement dated as of May 12, 2003 (the "Agreement"), pursuant to which QUALCOMM provides to CardioNet the QUALCOMM Service and Voice Service and CardioNet uses QUALCOMM as the value added wireless service provider for the Monitor and the CardioNet Service (each as defined in the Agreement).

B.    By this Amendment, QUALCOMM and CardioNet wish to amend the Agreement as specified herein.

C.    Capitalized terms not defined herein shall have the meanings set forth in the Agreement.

TERMS

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

        1.    Amendment to Section 3.8.2.    Section 3.8.2 of the Agreement, entitled "Center-to-NMF-Connectivity", is hereby amended by deleting Section 3.8.2 in its entirety and replacing it with the following:

        "QUALCOMM will provide wireline connectivity for the transfer of data between the NMF and the Center using redundant and diverse frame relay connectivity. QUALCOMM will manage the routers on CardioNet's side of the frame relay circuitry, will monitor the connections for proper operation and capacity, and will provide trouble notification and escalation to the frame relay service provider and to CardioNet if a problem occurs. QUALCOMM will pass through to CardioNet the prices charged to QUALCOMM by the frame relay service provider for each of the frame relay connections set forth in Exhibit B. Frame relay circuits are specified as dual PVC (Las Vegas and San Diego) 128k Fractional T-1, with 64kbps CIR."

        2.    Amendment to Exhibit B.    Exhibit B of the Agreement, entitled "QUALCOMM Services Pricing", is hereby amended by deleting item (f) of Exhibit B in its entirety and replacing it with the following:

    (f)
    Wireline Communication Link Fees to CardioNet monitoring center, San Diego, CA:

• Frame Relay Service Connectivity Fee (Sprint):	[...***...] per month*
• Frame Relay Service Connectivity Fee (AT&T):	[...***...] per month*

    Wireline Communication Link Fees to CardioNet, Conshohocken, PA:

• Frame Relay Service Connectivity Fee (Sprint):	[...***...] per month*
• Frame Relay Service Connectivity Fee (AT&T):	[...***...] per month*

    Dial-in Communication Fees:

• Toll-free Dial-Up Service Connectivity Fee:	[...***...] per minute*

***Confidential Treatment Requested

*The above rates are pass-through rates charged to QUALCOMM by the applicable service provider as of the Effective Date and/or the Amendment Date, as applicable. Should such pass-through rates increase or decrease, then QUALCOMM shall notify CardioNet in writing of such increases or decreases, and CardioNet shall be responsible for paying to QUALCOMM such increased or decreased amounts. QUALCOMM shall monitor capacity on the frame relay circuits and shall make capacity recommendations to CardioNet based on trends and usage. In the event CardioNet, in its discretion, elects to increase frame relay circuit capacity, then CardioNet shall be responsible for paying to QUALCOMM any additional rate charges as a result of such increased frame relay circuit capacity. In the event of any revisions to the terms (including price) of frame relay or 800 dial-up connectivity services as a result of agreement renegotiation, renewal, modification or otherwise between QUALCOMM and any service providers, QUALCOMM shall notify CardioNet in writing of such revisions, and such revisions shall take effect as of the date of such written notice.

        3.    Counterparts and Facsimile Delivery.    This Amendment may be executed in two or more identical counterpoints, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute this Amendment when a duly authorized representative of each party has signed a counterpart. The parties may sign and deliver this Amendment by facsimile transmission. Each party agrees that the delivery of this Amendment by facsimile shall have the same force and effect as delivery of original signatures and that each party may use such facsimile signatures of the execution and delivery of this Amendment by all parties to the same extent that an original signature could be used.

        4.    Effectiveness of Contract.    Except as expressly provided herein, nothing set forth in this Amendment shall be deemed to waive or modify any of the provisions of the Contract, or any amendment or addendum thereto. In the event of any conflict between the Contract, this Amendment or any other amendment thereto, the document later in time shall prevail.

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment through their duly authorized representatives on the date and year first above written.

QUALCOMM Incorporated		CardioNet, Inc.
By:	/s/ John Gilbert	By:	/s/ John Sheridan

Name:	John Gilbert		John Sheridan

Title:	Vice President, Finance		Executive Vice President

2

Amendment No. 2 to Service Provider Agreement

        THIS AMENDMENT No. 2 is made and entered into as of June 11, 2004 (the "Amendment Date") by and between CardioNet, Inc., a California Corporation, ("CardioNet") with its principal place of business located at 510 Market Street, San Diego, CA 92101, and QUALCOMM Incorporated, a Delaware Corporation ("QUALCOMM"), with its principal place of business at 5775 Morehouse Drive, San Diego, CA 92121.

Recitals

        A.    QUALCOMM and CardioNet entered into a Communications Voice and Data Services Provider Agreement effective May 12, 2003, as amended (the "Agreement"), pursuant to which CardioNet purchases voice and data communications services from QUALCOMM for use in the CardioNet Service (as such terms are defined in the Agreement).

        B.    By this Amendment, QUALCOMM and CardioNet wish to amend the Agreement as specified herein.

        C.    Capitalized terms not defined herein shall have the meaning set forth in the Agreement.

Terms

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

        1.    Amendment to Exhibit B.    Exhibit B of the Agreement, entitled "QUALCOMM Service Pricing" is hereby amended as follows:

          a.     Delete Paragraph (b) in its entirety and replace it with the following:

            "(b) Incremental Data Service Plan Fees:

      Incremental Data Service Fees: Incremental service fees per month per Monitor over and above the Base Data Service Fees for each additional megabyte or any portion thereof used exceeding [...***...] megabytes per month per Monitor shall be [...***...] per megabyte.

      In the event that CardioNet's data usage profile for more than fifty percent (50%) of its Monitors regularly exceeds [...***...] megabytes per Monitor per month, then the Parties agree, within a reasonable time after CardioNet so requests, to meet, review, and negotiate in good faith the amounts of any appropriate changes, if any, to the above Incremental Data Service Fees."

          b.     Modify the Reduced Data Service Fee in Paragraph (e) to be [...***...] per month per Monitor, not [...***...] per month per Monitor.

        2.    Effectiveness of New Pricing.    The Parties agree that the above pricing set forth in this Amendment shall become effective and apply to the entire population of Monitors, only after a minimum of seventy percent (70%) of all Monitors provisioned on the QUALCOMM Service are provisioned and operating on the "Sprint PCS 3G Data Service Usage Price Plan" as defined in the "Private Label PCS Services Agreement" between QUALCOMM and Sprint PCS (the "70% Condition"). QUALCOMM shall promptly notify CardioNet in writing regarding the date that CardioNet has met the 70% Condition, and the new pricing set forth in this Amendment above shall become effective on the first day of the month following the date that QUALCOMM provides notice to CardioNet. Thereafter, CardioNet will use its best efforts to promptly migrate any remaining Monitors to the "Sprint PCS 3G Data Service Usage Plan".

***Confidential Treatment Requested

        3.    Amendment to paragraph 9.4.    Paragraph 9.4 of the Agreement, entitled "Exclusivity" is hereby amended by deleting paragraph 9.4 in its entirety and replacing it with the following:

    "9.4 Exclusivity. The Parties agree that QUALCOMM shall not provide the QUALCOMM Service to any direct competitor of CardioNet that provides ECG-based, diagnostic heart rhythm cardiac monitoring service(s) (excluding wireless communications enabled acute care or therapeutic devices such as, but not limited to, implantable defibrillators or pacemakers) for a period of five (5) years from the Effective Date (the "Exclusivity Period"), as long as CardioNet meets the following minimum number of active Monitors on the QUALCOMM Service as of the end of each calendar year identified below:

2003:	[...***...] active Monitors
2004:	[...***...] active Monitors
2005:	[...***...] active Monitors
2006:	[...***...] active Monitors
2007:	[...***...] active Monitors

        An "active Monitor" is defined as a Monitor that is provisioned on the QUALCOMM Service and QUALCOMM is able to bill CardioNet for such Monitor on a recurring basis during such calendar year.

        During the Exclusivity Period, QUALCOMM shall not provide to any competitor of CardioNet the Specifications (as defined in the Development Agreement) for the purpose of such competitor developing, a cardiac monitoring device(s) or service(s) competitive to CardioNet's cardiac monitoring device(s) or service(s).

        In the event that CardioNet does not meet the above minimum number of active Monitors by December 31st of the stated year, the exclusivity granted to CardioNet as set forth above during the Exclusivity Period shall automatically terminate and QUALCOMM shall have the right to offer the QUALCOMM Service at its sole discretion, including to any organizations or entities offering cardiac diagnostic monitoring services.

        The Parties agree that QUALCOMM may, at any time after December 31, 2006, request in writing to CardioNet that the Exclusivity Period be terminated. Upon QUALCOMM's written request, the Parties shall meet and negotiate in good faith regarding the termination of the Exclusivity Period; provided, however, that the Exclusivity Period may be terminated early only if the parties are able to agree on the amount of a payment in respect of the termination ("Exclusivity Termination Payment"). Upon such agreement, the parties shall incorporate into the Agreement through an amendment duly executed by both Parties any changes required as a result of such negotiations. In the event the parties are unable to agree upon the amount of the Exclusivity Termination Payment, then the matter will be submitted for mediation in San Diego, California by a single mediator whom the Parties shall mutually agree upon, and the cost for the mediation shall be shared equally between the Parties."

        4.    Effect of Amendment.    Except as expressly provided herein, nothing set forth in this Amendment shall be deemed to waive or modify any of the provisions of the Agreement. In the event of any conflict between the Agreement, this Amendment or any other amendment thereto, the document later in time shall prevail.

***Confidential Treatment Requested

        IN WITNESS HEREOF, the parties hereto have executed this Amendment through their duly authorized representatives on the Amendment Date.

CardioNet, Inc.		QUALCOMM Incorporated
By:	/s/ MARK J. GERGEN	By:	/s/ JOHN GILBERT
Name:	Mark J. Gergen	Name:	John Gilbert
Title:	Executive Vice President	Title:	VP, Finance

AMENDMENT NO. 3 TO COMMUNICATIONS VOICE AND DATA SERVICES PROVIDER AGREEMENT

        THIS AMENDMENT NO. 3 is made and entered into as of June 16, 2004 (the "Amendment Date") by and between CardioNet, Inc., a California corporation (CardioNet) with its principal business located at 510 Market Street, San Diego, CA 92101, and QUALCOMM Incorporated, a Delaware corporation ("QUALCOMM") with its principal business located at 5775 Morehouse Drive, San Diego, California 92121, with respect to the following facts:

RECITALS

        A.    QUALCOMM and CardioNet entered into that certain Communications Voice and Data Services Provider Agreement dated as of May 12, 2003 (the "Agreement"), pursuant to which QUALCOMM provides to CardioNet the QUALCOMM Service and Voice Service and CardioNet uses QUALCOMM as the value added wireless service provider for the Monitor and the CardioNet Service (each as defined in the Agreement).

        B.    By this Amendment, QUALCOMM and CardioNet wish to amend the Agreement as specified herein.

        C.    Capitalized terms not defined herein shall have the meanings set forth in the Agreement.

TERMS

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

        1.    Amendment to Section 3.8.2.    Section 3.8.2 of the Agreement, entitled "Center-to-NMF-Connectivity", is hereby amended by deleting Section 3.8.2 in its entirety and replacing it with the following:

          "QUALCOMM will provide wireline connectivity for the transfer of data between the NMF and the Center using redundant and diverse frame relay connectivity. QUALCOMM will manage the routers on CardioNet's side of the frame relay circuitry, will monitor the connections for proper operation and capacity, and will provide trouble notification and escalation to the frame relay service provider and to CardioNet if a problem occurs. QUALCOMM will pass through to CardioNet the prices charged to QUALCOMM by the frame relay service provider for each of the frame relay connections set forth in Exhibit B. Frame relay circuits are specified as dual PVC (Las Vegas and San Diego) 256k Fractional T-1, with 128kbps CIR."

        2.    Amendment to Exhibit B.    Exhibit B of the Agreement, entitled "QUALCOMM Services Pricing", is hereby amended by deleting item (f) of Exhibit B in its entirety and replacing it with the following:

          (f)    Wireline Communication Link Fees to CardioNet monitoring center, San Diego, CA:

• Frame Relay Service Connectivity Fee (Sprint):	[. . . *** . . .] per month*
• Frame Relay Service Connectivity Fee (AT&T):	[. . . *** . . .] per month*
Wireline Communication Link Fees to CardioNet, Conshohocken, PA:
• Frame Relay Service Connectivity Fee (Sprint):	[. . . *** . . .] per month*
• Frame Relay Service Connectivity Fee (AT&T):	[. . . *** . . .] per month*
Dial-in Communication Fees:
• Toll-free Dial-Up Service Connectivity Fee:	[. . . *** . . .] per minute*

*
The above rates are pass-through rates charged to QUALCOMM by the applicable service provider as of the Effective Date and/or the Amendment Date, as applicable. These rates include applicable Taxes. Should such pass-through rates increase or decrease, then QUALCOMM shall notify CardioNet in writing of such increases or decreases, and CardioNet shall be responsible for paying to QUALCOMM such increased or decreased amounts. QUALCOMM shall monitor capacity on the frame relay circuits and shall make capacity recommendations to CardioNet based on trends and usage. In the event CardioNet, in its discretion, elects to increase frame relay circuit capacity, then CardioNet shall be responsible for paying to QUALCOMM any additional rate charges as a result of such increased frame relay circuit capacity. In the event of any revisions to the terms (including price) of frame relay or 800 dial-up connectivity services as a result of agreement renegotiation, renewal, modification or otherwise between QUALCOMM and any service providers, QUALCOMM shall notify CardioNet in writing of such revisions, and such revisions shall take effect as of the date of such written notice.

        *** Confidential Treatment Requested

2

        3.    Counterparts and Facsimile Delivery.    This Amendment may be executed in two or more identical counterpoints, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute this Amendment when a duly authorized representative of each party has signed a counterpart. The parties may sign and deliver this Amendment by facsimile transmission. Each party agrees that the delivery of this Amendment by facsimile shall have the same force and effect as delivery of original signatures and that each party may use such facsimile signatures of the execution and delivery of this Amendment by all parties to the same extent that an original signature could be used.

        4.    Effectiveness of Contract.    Except as expressly provided herein, nothing set forth in this Amendment shall be deemed to waive or modify any of the provisions of the Contract, or any amendment or addendum thereto. In the event of any conflict between the Contract, this Amendment or any other amendment thereto, the document later in time shall prevail.

        IN WITNESS WHEREOF, the Parties hereto have executed this Amendment through their duly authorized representatives on the date and year first above written.

QUALCOMM Incorporated		CardioNet, Inc.
By:	/s/ JOHN GILBERT	By:	/s/ MARK J. GERGEN
Name:	John Gilbert	Name:	Mark J. Gergen
Title:	Vice President, Finance	Title:	Executive Vice President

3

Amendment No. 4 to Communications Voice and Data Services
Provider Agreement

        THIS AMENDMENT No. 4 is made and entered into as of September 17, 2004 (the "Amendment Date") by and between CardioNet, Inc., a California Corporation, ("CardioNet") with its principal place of business located at 1010 2ndAvenue, #700, San Diego, CA 92101, and QUALCOMM Incorporated, a Delaware Corporation ("QUALCOMM"), with its principal place of business at 5775 Morehouse Drive, San Diego, CA 92121.

Recitals

        A.    QUALCOMM and CardioNet entered into a Communications Voice and Data Services Provider Agreement effective May 12, 2003, as amended (the "Agreement"), pursuant to which CardioNet purchases voice and data communications services from QUALCOMM for use in the CardioNet Service (as such terms are defined in the Agreement).

        B.    By this Amendment, QUALCOMM and CardioNet wish to amend the Agreement as specified herein.

        C.    Capitalized terms not defined herein shall have the meaning set forth in the Agreement.

Terms

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

        1.    Amendment to Section 3.2.    Section 3.2 of the Agreement, entitled "QUALCOMM Service" is hereby amended by adding the following sentence to the end of Section 3.2:

          "QUALCOMM agrees to notify CardioNet in writing of any changes in the QUALCOMM Service prior to any implementation of the change, so that CardioNet may determine whether such changes may affect the quality of the Monitors."

        2.    Counterparts and Facsimile Delivery.    This Amendment may be executed in two or more identical counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute this Amendment when a duly authorized representative of each party has signed a counterpart. The parties may sign and deliver this Amendment by facsimile transmission. Each party agrees that the delivery of this Amendment by facsimile shall have the same force and effect as delivery of original signatures and that each party may use such facsimile signatures of the execution and delivery of this Amendment by all parties to the same extent that an original signature could be used.

        3.    Effectiveness of Amendment.    Except as expressly provided herein, nothing set forth in this Amendment shall be deemed to waive or modify any of the provisions of the Agreement. In the event of any conflict between the Agreement, this Amendment or any other amendment thereto, the document later in time shall prevail.

        IN WITNESS HEREOF, the parties hereto have executed this Amendment through their duly authorized representatives on the Amendment Date.

CardioNet, Inc.		QUALCOMM Incorporated
By:	/s/ MARK J. GERGEN	By:	/s/ JOHN GILBERT
Name:	Mark J. Gergen	Name:	John Gilbert
Title:	Executive Vice President	Title:	Vice President, Finance

EXECUTION COPY

Amendment No. 5 to Service Provider Agreement

        THIS AMENDMENT No. 5 (this "Amendment") is made and entered into as of September 1, 2005 (the "Amendment Date") by and between CardioNet, Inc., a California corporation ("CardioNet"), with its principal place of business located at 1010 2ndAvenue, Suite No. 700, San Diego, CA 92101, and QUALCOMM Incorporated, a Delaware corporation ("QUALCOMM"), with its principal place of business at 5775 Morehouse Drive, San Diego, CA 92121.

Recitals

A.    QUALCOMM and CardioNet entered into that certain Communications Voice and Data Services Provider Agreement as of May 12, 2003, as amended (the "Agreement"), pursuant to which CardioNet purchases wireless voice and data communications services from QUALCOMM for use in the CardioNet Service (as such terms are defined in the Agreement).

B.    By this Amendment, QUALCOMM and CardioNet wish to amend the Agreement as specified herein.

C.    Unless otherwise stated in this Amendment, all capitalized terms used herein but not defined herein shall have the meaning set forth in the Agreement.

Agreement

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

        1.    Amendment to Paragraph (a) of Exhibit B.    Paragraph (a) of Exhibit B (QUALCOMM Service Pricing) of the Agreement is amended and restated in its entirety as follows:

          "(a)    Base Data Service Plan Fees:    The following volume-tiered Base Data Service Fees are applicable to the Revenue Monitors:

No. Monitors	Base Data Service Fee Per Month Per Revenue Monitor
1 – [...***...]	[. . . *** . . .]
[...***...] and above	[. . . *** . . .]

For the purposes of this Agreement, the "Revenue Monitors" shall mean those Monitors other than those Monitors that qualify for the Reduced Data Service Fee set forth in Paragraph (e).

        2.    Amendment to Paragraph (b) of Exhibit B.    Paragraph (b) of Exhibit B (QUALCOMM Service Pricing) of the Agreement shall be amended and restated in its entirety as follows:

  "(b) Incremental Data Service Plan Fees and Adjustment to Base Data Service Plan Fees.

    (i)
    The Parties acknowledge and agree that the Incremental Data Service Plan Fees will no longer be applicable as of September 1, 2005.

    (ii)
    In the event that the "Average Use Per Revenue Monitor" of the QConnect Service exceeds [. . . *** . . .] wireless megabytes per calendar month for two (2) months, consecutive or otherwise, during any three (3) calendar month period, then QUALCOMM may, in its sole discretion, initiate a discussion with CardioNet to discuss CardioNet's messaging profile and business needs. The "Average Use Per Revenue Monitor" shall be calculated each month as follows: The sum of all wireless megabytes used by all Revenue Monitors for one calendar month divided by the number of Revenue Monitors for such month. For example, if the total number of wireless megabytes used by all Revenue Monitors during September 1, 2005 through September 30, 2005 is [. . . *** . . .]

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megabytes and the number of Revenue Monitors during that period is [. . . *** . . .], then, the Average Use Per Revenue Monitor is equal to [. . . *** . . .] megabytes such period."

        3.    Amendment to Section 3.3.    Section 3.3 (Pricing) of the Agreement is amended and restated in its entirety as follows:

  "3.3 Pricing. The pricing and rates that CardioNet shall pay to QUALCOMM for the QUALCOMM Service and the Voice Service shall be as set forth in Exhibit B. Such pricing may be modified only upon mutual written agreement of the Parties. If QUALCOMM, in its sole discretion, provides pricing or rates to any direct competitor of CardioNet for ECG-based, diagnostic heart rhythm cardiac monitoring services(s) that is more favorable than the pricing or rates that QUALCOMM is providing to CardioNet under this Agreement for the same or similar services from QUALCOMM and under the same or similar terms and conditions contained in this Agreement, including QUALCOMM Services volume, then QUALCOMM shall also provide to CardioNet such more favorable pricing or rates."

        4.    Amendment to Section 3.    Section 3 of the Agreement shall be amended by inserting the following Section 3.11 immediately after the entire clause set forth in Section 3.10:

  "3.11 OUALCOMM's [. . . *** . . .]. During the Term of this Agreement, if at any time CardioNet (or any of its affiliates) determines to develop, offer, sell or provide devices and/or services similar to or related to the Monitors (including any future and new module devices or services similar to or related to the Monitors or the CardioNet Service) [. . . *** . . .] pursuant to terms and conditions to be mutually agreed to by CardioNet and QUALCOMM. In the event that the Parties are unable to reach a mutually satisfactory agreement regarding [. . . *** . . .]."

        5.    Amendment to Section 7.    Section 7 of the Agreement shall be amended by inserting the following Section 7.10 immediately after the entire clause set forth in Section 7.9:

  "Section 7.10 Compliance with Certain Wireless Provider Requirements. During the Term and the Transition Period, CardioNet agrees that it will comply with the following requirement of the Wireless Provider:

  CardioNet intends that the CardioNet Service will be accompanied by a land-line or terrestrial circuit-device, which allows the Monitored Person to download data collected throughout the day and sends it back to the Center."

        6.    Amendment to Section 9.4.    Section 9.4 (Exclusivity) of the Agreement shall be deleted in its entirety.

        7.    Amendment to Section 11.1.    Section 11.1 (Term) of the Agreement shall be amended and restated in its entirety as follows:

  "Section 11.1 Term. This Agreement shall commence on the Effective Date and shall continue in effect through September 1, 2010 (the "Original Term"). Thereafter, this Agreement shall be automatically renewed for successive periods of one (1) year each, unless terminated by either Party on at least ninety (90) days advance written notice to the other Party (the "Renewal Term"). The Original Term and the Renewal Term shall collectively be referred to as the "Term." Notwithstanding the foregoing, QUALCOMM may terminate this Agreement as set forth in Section 11.2 below."

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        8.    Amendment to Section 11.2.    Section 11.2 (Termination for Convenience) of the Agreement shall be amended and restated in its entirety as follows:

  "Section 11.2 Termination for Convenience.    Neither Party may terminate this Agreement for convenience prior to expiration of the Original Term. Notwithstanding the foregoing, QUALCOMM may terminate this Agreement at any time during the Original Term and during any Renewal Term, (i) if the aggregate number of Revenue Monitors for any one (1) calendar month—period is less than [. . . *** . . .] units or (ii) if an agreement between QUALCOMM and the Wireless Provider expires or terminates during the Original Term or during any Renewal Term. In such event, QUALCOMM shall provide to CardioNet as much advance written notice of termination of this Agreement as is reasonably practicable under the circumstances."

        9.    Amendment to Section 11.5.    Section 11.5 (Transition Period) of the Agreement shall be amended and restated in its entirety as follows:

  "Section 11.5 Transition Period.    The Parties acknowledge and agree that upon the expiration or termination of this Agreement, CardioNet will need adequate time to phase-out or transition to an alternative service provider for the provision of service similar to that provided by the QUALCOMM Service. Accordingly, upon expiration of the Term, or upon earlier termination of this Agreement by QUALCOMM for any reason other than for an Event of Default by CardioNet or as a result of the termination or expiration of an agreement between QUALCOMM and the Wireless Provider, QUALCOMM shall, for (i) a period of one (1) year from the date of expiration of the Term or the date that either Party provides written notice to the other Party of any earlier termination, or (ii) until successful completion of any such phase-out or transition, whichever is earlier (the "Transition Period"), continue to provide to CardioNet the QUALCOMM Service and the Voice Service in accordance with the terms and conditions of this Agreement. All provisions of this Agreement, including the pricing set forth in Exhibit B, shall continue to apply, and CardioNet shall continue to pay to QUALCOMM the applicable amounts for the QUALCOMM Service and the Voice Service. In addition, during the Transition Period: (i) QUALCOMM shall work in good faith with CardioNet, at CardioNet's expense, to phase-out the QUALCOMM Service or to transition CardioNet to another service provider acceptable to CardioNet and CardioNet shall cooperate fully regarding such phase-out or transition; (ii) QUALCOMM shall have the right to reduce its support requirements to levels commensurate with declining Monitored Person volume and reduced new Monitored Person additions, if any; and (iii) CardioNet shall have the right to continue adding new Monitored Persons throughout the term of the Transition Period. Upon expiration of the Transition Period, QUALCOMM may discontinue providing the QUALCOMM Service to CardioNet without incurring any liability."

        10.    Amendment to Section 13.    Section 13 of the Agreement shall be amended by inserting the following Section 13.13 immediately after the entire clause set forth in Section 13.12.

  "Section 13.13 Territory.    Unless context requires otherwise, this Agreement contemplates that each Party's obligations are to be performed within the United States. Therefore, the provision of the QUALCOMM Service, the provision of the CardioNet Service, any grant of intellectual license by one Party to the other Party set forth in this Agreement and the Development Agreement, if applicable, are limited to the United States."

        11.    Effect of Amendment.    Except as expressly provided herein, nothing set forth in this Amendment shall be deemed to waive or modify any of the provisions of the Agreement. In the event of any conflict between the Development Agreement, the Agreement, this Amendment or any other amendment thereto, the document later in time shall prevail.

        12.    Counterparts and Facsimile Delivery.    This Agreement may be signed in any number of counterparts, each of which will be an original, with the same effect as if the signatures hereto were

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upon the same instrument. The Parties may sign and deliver this Agreement by facsimile transmission. Each Party agrees that the delivery of the Agreement by facsimile shall have the same force and effect as delivery of original signatures and that each Party may use such facsimile signatures as evidence of the execution and delivery of this Agreement by all Parties to the same extent that an original signature could be used.

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IN WITNESS HEREOF, the parties hereto have executed this Amendment through their duly authorized representatives on the Amendment Date.

CardioNet, Inc.		QUALCOMM Incorporated
By:	/s/ James M. Sweeney	By:	/s/ John Gilbert

Name:	James M. Sweeney		John Gilbert

Title:	Chairman & CEO		VP, Finance

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QuickLinks

  Exhibit 10.19
COMMUNICATIONS VOICE AND DATA SERVICES PROVIDER AGREEMENT
AGREEMENT
Exhibit A Definitions
Exhibit B OUALCOMM Service Pricing
Exhibit C Monitor Provisioning, Activation and Operating Procedures
Exhibit D Customer Service and Support Requirements
AMENDMENT NO. 1 TO COMMUNICATIONS VOICE AND DATA SERVICES PROVIDER AGREEMENT
RECITALS
TERMS
Amendment No. 4 to Communications Voice and Data Services Provider Agreement
Recitals
Terms
Amendment No. 5 to Service Provider Agreement
Recitals
Agreement